                                                                    EXHIBIT 99.1

FOR DETAILS, CONTACT:
WALLACE RUIZ                             JODY BURFENING/KATHY PRICE
Chief Financial Officer                  Lippert/Heilshorn & Assoc.
Phone (201) 512-7809                     (212) 838-3777
Email: wruiz@novadigm.com                jbs@lhai.com

FINANCIAL NEWS RELEASE

           NOVADIGM ANNOUNCES FOURTH QUARTER REVENUES OF $16.6 MILLION
                                AND EPS OF $0.02

         MAHWAH, N. J. - APRIL 23, 2003 - NOVADIGM, INC. (NASDAQ: NVDM), a leading provider of adaptive management solutions for software and content in enterprise and Internet computing environments, today reported financial results for the fourth quarter and fiscal year ended March 31, 2003.

         Revenue for the fourth quarter reached $16.6 million, a 5% decrease from the $17.5 million reported for the same quarter of the prior fiscal year. Net income for the fourth quarter of the current fiscal year was $409 thousand, or $0.02 per basic and diluted share, compared to a net loss of $677 thousand, or $0.03 loss per basic and diluted share, for the same period of the prior fiscal year. The prior year net loss reflected a charge of approximately $2 million relating to the amortization of an intangible which was fully amortized by June 2002. The company ended the quarter with approximately $29 million in cash, cash equivalents.

         Revenues for the fiscal year ended March 31, 2003 were $55.5 million compared to $63.0 million for the same period of the prior fiscal year, reflecting lower license revenues in North America. The net loss for the current fiscal year was $11.7 million, or $0.60 loss per basic and diluted share, compared to a net loss of $6.3 million, or $0.31 loss per basic and diluted share, for the prior fiscal year.

         "We performed according to plan for the fourth quarter, and achieved our top and bottom line goals with solid contributions from our government and European business. We also began shipping our new operating system and usage management products in the quarter," said Albion Fitzgerald, Novadigm chief executive officer. "Our proven ability to deliver innovative technology and to make our customers successful has made us the acknowledged market leader, and we will continue to invest in our technology and our customers as fundamental components of our long-term business success," continued Fitzgerald.

          "We're beginning our new fiscal year with a long-held market leadership position, more products to sell, expanding market opportunities and a strong cash position," said Gerald Labie, Novadigm president and chief operating officer. "At the same time, we are facing the ongoing challenges created by the soft IT spending environment. Going forward, we will continue to focus on sales execution, leveraging partner relationships, market awareness and expense management as key elements in our operating plan," concluded Labie.

HIGHLIGHTS FOR THE FOURTH QUARTER

- Added 12 new customers in the quarter, including Barnardos, Bistum Munster, GFZ Julich GmbH, In Holland University, London Electricity Group PLC, Mercantile Intercontinental Corp., Northwestern Mutual and Southern Sun Hotels.

- Expanded relationships with 36 existing customers, including Accenture, Baker Hughes, Basler, BC Hydro, Clifford Chance, County of Sacramento, Folksam, Group Health, Handelsbanken AB, Hugo Boss, Macif, Norwich Union, Schlumberger, Scottish Power and Telenor.

- New and expanded relationships with public sector customers in five countries.

-   Significant revenue contribution from our partnership with EDS.

- Announced and shipped new Radia Usage Manager for software usage management and new Radia OS Manager for operating system management.

- Received certification from Diebold for the Radia management suite to manage the software and configuration of Diebold's new automated teller machines
    (ATMs).

HIGHLIGHTS FOR FISCAL YEAR 2003

- Continued global growth as evidenced by 42 new enterprise customers and over 100 license expansions for existing customers worldwide.

- Growth of government business including U.K. Government agencies, U.S. Social Security Administration and the U.S. Navy Marine Corps Intranet project.

- Continued strong contributions from partner relationships, including EDS, Hewlett-Packard, T-Systems, Accenture, Cap Gemini Ernst & Young, as well as ongoing contributions from indirect channel partners in 27 countries.

- Expanded Radia solutions with 8 new products, providing software change and configuration management capabilities in server, desktop, mobile/wireless and specialty device provisioning and management; operating system migration, provisioning and management; software change management in Microsoft and HP OpenView environments; and software license compliance.

- Continued customer success as exemplified by Royal & SunAlliance, who received Network World's User Excellence Award highlighting success with 4-month payback on investment in Novadigm solutions, $2 million per year reduced software costs, and $1.5 million savings for XP migration.

- Recognized as market revenue-share leader in the worldwide server provisioning and management market by analyst research firm IDC. Report available at http://www.novadigm.com/forms/IDCresearch_reg.asp**

- Retained "Leader" position for 4th consecutive time in the desktop management market vendor analysis according to recently published Gartner Magic Quadrant research note* available at http://www.novadigm.com/forms/gartnerreport_reg.asp**

CONFERENCE CALL INFORMATION

    Novadigm will hold a conference call to discuss its fourth quarter results today at 5:00 p.m., eastern daylight time. To access the conference call, please dial 1-703-871-3627 at least 10 minutes prior to the call. A live webcast of the conference call will also be available in the Investor Relations section of the Novadigm website, http://www2.novadigm.com/ir/main.asp. To listen to the live call, please go the web site at least fifteen minutes prior to the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Investors may listen to a telephone replay of the conference call by dialing 1-888-266-2081 (international callers dial 1-703-925-2533), reservation number 6477272, starting at 8:00 p.m., eastern daylight time today until 11:00 p.m., eastern daylight time, on April 30. An archived replay of the conference call webcast will also be available on the company's website.

ABOUT NOVADIGM (NASDAQ: NVDM)

Novadigm is a leading provider of software and content management solutions for enterprise and Internet computing environments that enable organizations to reduce software management costs, speed time-to-market, expand marketing channels and open new sources of revenue. Novadigm's suite of integrated products, based on the company's e-wrap(TM) technology, work seamlessly together as the only end-to-end solution that can efficiently, reliably and scalably deploy and manage the full range of today's software and content, personalized for a wide range of computing devices, across virtually any network. Novadigm customers - Global 1000 business enterprises, software vendors and service providers around the world - report software management savings of 80 percent or more, time-to-market improvements of 70 percent or more, and reliability typically greater than 99 percent. For more information on Novadigm, please visit www.novadigm.com or call 1-800-626-6682.

*The Magic Quadrant is copyrighted April 2003 by Gartner, Inc. and is reused with permission. Gartner's permission to print or reference its Magic Quadrant should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner's opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner-defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the

**This report was not prepared by Novadigm; it expresses independent views and opinions.

Leaders segment. In some situations, firms in the Visionary, Challenger, or Niche Player segments may be the right match for an enterprise's requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources including other published information and direct analyst interaction. Gartner expressly disclaims all warranties, express or implied of fitness of this research for a particular purpose.

**This report was not prepared or reviewed by Novidigm; if expresses independent views and opinions. Novadigm does not adopt, or assume any responsibility for, the information contained in the report.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, THAT ARE BASED ON MANAGEMENT'S BELIEFS, AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. WHERE POSSIBLE, NOVADIGM HAS ATTEMPTED TO IDENTIFY THESE STATEMENTS BY USING WORDS SUCH AS "INTEND," "EXPECT," "ANTICIPATE," "TARGET" AND SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, "WE WILL CONTINUE TO INVEST IN OUR TECHNOLOGY AND OUR CUSTOMERS AS FUNDAMENTAL COMPONENTS OF OUR LONG-TERM BUSINESS SUCCESS," AND "GOING FORWARD, WE INTEND TO CONTINUE TO FOCUS ON SALES EXECUTION, LEVERAGING PARTNER RELATIONSHIPS, MARKET AWARENESS AND EXPENSE MANAGEMENT AS KEY ELEMENTS IN OUR OPERATING PLAN." THE FORWARD LOOKING-STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR APPLIED BY THE FORWARD LOOKING STATEMENTS. THESE RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE THE NUMBER, SIZE AND TIMING OF EXISTING ORDERS, THE TIMING AND MARKET ACCEPTANCE OF NOVADIGM'S NEW PRODUCTS, THE DEPENDENCE ON RESELLERS, THE LEVEL AND PRICING OF INTERNATIONAL SALES, CHANGES IN THE LEVEL OF OPERATING EXPENSES, TECHNOLOGICAL ADVANCES AND NEW PRODUCT INTRODUCTIONS BY NOVADIGM'S COMPETITORS, COMPETITIVE CONDITIONS IN THE INDUSTRY, FOREIGN CURRENCY EXCHANGE RATES AND THE RESOLUTION OF LEGAL CLAIMS AND PROCEDURES. IN ADDITION, THE SALES CYCLE FOR THE COMPANY'S PRODUCTS IS LENGTHY AND UNPREDICTABLE DEPENDING UPON THE INTEREST OF THE PROSPECTIVE WITHIN THE CUSTOMER'S ORGANIZATION, THE COMPLEXITY OF IMPLEMENTATION AND OTHER FACTORS. THE COMPANY'S OPERATING RESULTS MAY ALSO VARY SIGNIFICANTLY DUE TO SEASONAL TRENDS, AS A RESULT OF EFFORTS BY THE COMPANY'S DIRECT SALES PERSONNEL TO MEET ANNUAL QUOTAS, LOWER INTERNATIONAL REVENUES IN THE SUMMER MONTHS WHEN MANY EUROPEAN BUSINESSES EXPERIENCE LOWER SALES, THE ESTABLISHMENT OF CALENDAR YEAR CAPITAL BUDGETS BY PROSPECTIVE CUSTOMERS, AS WELL AS OTHER FACTORS. NOVADIGM MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABILITY ON A QUARTERLY OR ANNUAL BASIS IN THE FUTURE. THESE AND OTHER RISKS AND UNCERTAINTIES THAT COULD AFFECT NOVADIGM'S FUTURE OPERATING RESULTS ARE DESCRIBED FROM TIME TO TIME IN NOVADIGM'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. IN PARTICULAR, SEE THE RISK FACTORS DESCRIBED IN NOVADIGM'S FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 2002. EXCEPT AS EXPRESSLY REQUIRED BY THE FEDERAL SECURITIES LAWS. NOVADIGM UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS OR FORECASTS TO REFLECT NEW EVENTS OR CHANGED CIRCUMSTANCES OR FOR ANY OTHER REASON.

                                 NOVADIGM, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              Three Months Ended               Twelve Months Ended
                                                                   March 31                         March 31
                                                           -------------------------         -------------------------
                                                             2003             2002             2003             2002
                                                           --------         --------         --------         --------
REVENUES:
   Licenses                                                $  9,606         $ 12,365         $ 29,494         $ 39,158
   Maintenance and services                                   7,020            5,143           25,964           23,792
                                                           --------         --------         --------         --------
       Total revenues                                        16,626           17,508           55,458           62,950
OPERATING EXPENSES:
   Cost of licenses -- amortization of intangible asset         334              335            1,335              611
   Cost of maintenance and services                           3,939            3,241           14,233           12,102
   Sales and marketing                                        6,421            7,288           26,400           27,509
   Research and development                                   2,461            2,775           10,054           10,423
   General and administrative                                 2,762            2,489           11,920           11,047
   Amortization of intangible                                    --            2,018            2,018            8,072
                                                           --------         --------         --------         --------
       Total operating expenses                              15,910           18,147           65,953           69,763
                                                           --------         --------         --------         --------
Operating income (loss)                                         716             (639)         (10,495)          (6,813)
Interest income, net                                             82              134              384              775
Other expense, net                                             (384)            (161)            (783)            (220)
                                                           --------         --------         --------         --------
Income (loss) before provision for income taxes                 293             (666)         (10,083)          (6,258)
Provision for income taxes                                     (116)              11              585               11
                                                           --------         --------         --------         --------
Net income (loss)                                          $    409         $   (677)        $(11,668)        $ (6,269)
                                                           ========         ========         ========         ========
Income (loss) per share - basic                            $   0.02         $  (0.03)        $  (0.59)        $  (0.31)
                                                           ========         ========         ========         ========
Weighted average common shares outstanding - basic           19,353           20,100           19,672           19,953
                                                           ========         ========         ========         ========
Income (loss) per share - diluted                          $   0.02         $  (0.03)        $  (0.59)        $  (0.31)
                                                           ========         ========         ========         ========
Weighted average common shares outstanding - diluted         19,361           20,100           19,672           19,953
                                                           ========         ========         ========         ========

                                 NOVADIGM, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                              March 31,        March 31,
                                                                2003             2002
                                                              --------         --------
                            ASSETS
Cash and cash equivalents                                     $ 15,654         $ 25,775
Restricted cash                                                    150               --
Short-term marketable securities                                12,771               --
Accounts receivable, net                                        15,656           24,712
Prepaid expenses and other current assets                        1,175            1,144
                                                              --------         --------
         Total current assets                                   46,406           51,631
Property and equipment, net                                      2,182            2,625
Intangible assets                                                2,058            5,412
Other assets                                                       899              855
                                                              --------         --------
         Total assets                                         $ 51,545         $ 60,523
                                                              ========         ========
             LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                              $  3,598         $  2,697
Accrued liabilities                                              3,670            3,828
Accrued payroll and other compensation                           4,211            5,403
Deferred revenue                                                12,345           10,542
                                                              --------         --------
          Total current liabilities                             23,824           22,470
Long-term liability                                                 71            1,298
Stockholders' equity:
 Common stock: 30,000 shares authorized; 19,247 issued
    and outstanding as of March 31, 2003 and 20,667
    issued as of March 31, 2002                                     19               20
 Additional paid-in capital                                     86,313           92,487
 Treasury stock at cost - 0 and 722 as of March 31,
   2003 and March 31, 2002, respectively                            --           (5,880)
 Stockholder notes receivable                                     (233)          (1,326)
 Accumulated deficit                                           (59,241)         (47,513)
 Accumulated other comprehensive income (loss)                     792           (1,033)
                                                              --------         --------
          Total stockholders' equity                            27,650           36,755
                                                              --------         --------
          Total liabilities and stockholders' equity          $ 51,545         $ 60,523
                                                              ========         ========

Certain amounts within this balance sheet may be reclassified as a result of finalizing the accounting for certain foreign currency translation matters. Novadigm does not believe that such reclassifications will be significant.
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